Filed Pursuant to Rule 424(b)(2)
                                                    Registration No. 333-60474

Pricing Supplement No. 59 dated July 29, 2004
(to Prospectus Supplement dated December 23, 2002
and Prospectus dated June 14, 2001)

LEHMAN BROTHERS HOLDINGS INC.
Lehman Notes, Series A
Due Nine Months or More from the Date of Issue

Trade Date:             July 29, 2004

Issue Date:             August 3, 2004



CUSIP        Aggregate      Price to    Gross       Named       Dealers'
Number       Principal      Public      Agents'     Agents'     Selling
             Amount                     Concession  Concession  Concession

52519FCZ2    $873,000.00    100.00%     1.20%       1.00%       0.75%
52519FDA6    $909,000.00    100.00%     1.45%       1.25%       0.90%
52519FDB4    $724,000.00    100.00%     1.80%       1.60%       1.20%


CUSIP        Net Proceeds    Interest Rate
Number       to Issuer       per Annum

52519FCZ2    $862,524.00     4.00%
52519FDA6    $895,819.50     4.50%
52519FDB4    $710,968.00     5.00%



CUSIP        Interest Payment       First Interest        Maturity
Number       Dates                  Payment Date          Date

52519FCZ2    Monthly on the 3rd,    September 3, 2004     August 3, 2009
             and on the Maturity
             Date
52519FDA6    Monthly on the 3rd,    September 3, 2004     August 3, 2011
             and on the Maturity
             Date
52519FDB4    Monthly on the 3rd,    September 3, 2004     August 3, 2014
             and on the Maturity
             Date


CUSIP        Survivor's    Right of Issuer to Redeem Notes or of
Number       Option        Holder to Require Repayment of Notes
             (Yes/No)

52519FCZ2    Yes           The Note may not be redeemed prior to the Maturity
                           Date at the option of Lehman Brothers Holdings.

                           The holder of the Note may not elect repayment of the Note by Lehman Brothers Holdings prior to the Maturity Date except pursuant to the Survivor's Option, if applicable.

52519FDA6   Yes            The Note may not be redeemed prior to the Maturity
                           Date at the option of Lehman Brothers Holdings.

                           The holder of the Note may not elect repayment of the Note by Lehman Brothers Holdings prior to the Maturity Date except pursuant to the Survivor's Option, if applicable.

52519FDB4   Yes            The Note may not be redeemed prior to the Maturity
                           Date at the option of Lehman Brothers Holdings.

                           The holder of the Note may not elect repayment of the Note by Lehman Brothers Holdings prior to the Maturity Date except pursuant to the Survivor's Option, if applicable.



Other Terms:            None


Capitalized terms used herein without definition have the meanings ascribed to them in the Prospectus Supplement and Prospectus.